Greenwood Hall Affirms Financial Outlook For FY-2017

Expects Over 100% Revenue Growth for EdTech Offerings In Q1

SANTA MONICA, Calif., Dec. 15, 2016 (GLOBE NEWSWIRE) -- Greenwood Hall, Inc. (QTCQB:ELRN), a Los Angeles based education technology company that helps colleges and universities improve student engagement and outcomes, affirmed its previously announced financial guidance for its 2017 fiscal year which began September 1. The Company also provided revenue guidance for its first fiscal quarter which ended November 30.

“We are excited about the revenue growth we continue to achieve. After accomplishing 86% revenue growth in our core EdTech business, between Q4-15 and Q4-16, we are now projecting over 100% strategic revenue growth in our first quarter of our fiscal year," said Dr. John Hall, Chairman and Chief Executive Officer. “This performance sets a good foundation for the overall revenue growth we expect for Fiscal Year 2017.”

Financial Outlook

The Company today provided revenue guidance for Q1-2017, which ended on November 30 and affirmed previously issued financial guidance for FY-2017.

Revenue guidance for Q1-17 is for the period September 1, 2016 – November 30, 2016 and this compares to projected results for the three-month period of September 1, 2015 through November 30, 2015.  Based on projected revenue from existing contracts and the current new business pipeline for the Company’s strategic EdTech offerings, Management anticipates Q1-17 revenues related to the Company’s EdTech business to increase by 100-115% and be in the range of $ 2.10 – 2.25 million, compared to EdTech revenues of approximately $ 1.04 million during the first quarter of 2016. The Company anticipates overall revenue to increase by 80-100% and be in the range of $ 2.3 – 2.5 million during Q1-17, compared to overall revenue of $ 1.29 million during Q1-16.

Guidance for FY-17 is for the period September 1, 2016 – August 31, 2017 and this compares to projected results for the twelve-month period of September 1, 2015 through August 31, 2016.  Based on projected revenue from existing contracts and the current new business pipeline for the Company’s strategic EdTech offerings, Management affirms its previously issued guidance and anticipates FY-17 revenues related to the Company’s EdTech business to increase by 90-100% and be in the range of $ 11.6 – 12.2 million, compared to EdTech revenues of approximately $ 6.1 million during FY-16.

About Greenwood Hall, Inc.

Greenwood Hall is an education technology company that helps colleges and universities manage the student journey. Every Greenwood Hall solution is designed to increase revenue and improve student engagement as well as learning outcomes. Since 2006, Greenwood Hall has developed customized turnkey solutions that combine strategy, people, proven processes and robust technology to help schools effectively and efficiently improve student outcomes, as well as increase revenues and expand into new marketing channels, such as online learning. Greenwood Hall has served more than 60 education clients and over 80 degree programs.

For more information, visit http://www.greenwoodhall.com, follow us on Twitter @GreenwoodHall and Facebook at http://www.facebook.com/GreenwoodandHall.

Statement Concerning Forward-Looking Information

Any statements made in this press release about Greenwood Hall's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Financial Outlook" constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions.  These forward-looking statements are based on Greenwood Hall's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Greenwood Hall’s Annual Report on Form 10-K for the period ended August 31, 2016, which factors are incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date in which it is made.  Except to the extent required under the federal securities laws, Greenwood Hall does not intend to update or revise the forward-looking statements.

Media Contact:

John Hall

Chief Executive Officer

Greenwood Hall, Inc.

jhall@greenwoodhall.com

310-907-8200